UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 20, 2011 (January 19, 2011)

HUTECH TECHNOLOGIES, CO. LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-10559	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

#201 Daerungtechnotown 3, 448
Gasan-Dong
Geumcheon-Gu, Seoul
Korea 153-772
(Address of Principal Executive Offices)
 _______________

+82 2 2107 7200
(Registrant Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2011, Hutech Technologies, Co. Ltd. (the “Company”) entered into a Share Purchase Agreement (“Purchase Agreement”), among the Company, the majority shareholders of the Company (the “Shareholders”) and Mr. Taehoan Park (the “Purchaser”), pursuant to which, the Shareholders sold an aggregate of 32,950 (3,295,000 pre-conversion) of the Company’s preferred shares, par value $0.0001 (the “Shares”) to the Purchaser, for an aggregate purchase price of $400,000. As a result of the closing of the Purchase Agreement, the Purchaser holds 60.05% of the Company’s outstanding capital stock resulting in a change in control of the registrant.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the transactions under the Purchase Agreement, the Purchaser holds 60.05%% of the registrant’s outstanding capital stock resulting in a change in control of the registrant.

In connection with the closing of the Purchase Agreement, Ms. Wanwen Su, Yanfen Su and Weiheng Cai resigned from all offices of the Company held by them, effective immediately, and from their position as directors of the Company, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders (the “Effective Date”), which is expected to occur on or about January 29, 2011.  On the same day, Mr. Taehoan PArk was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary effective immediately, and as its sole director, effective as of the Effective Date.

The Company intends to merge with and into Park and Associates, Co. Ltd. (“Park”), a Korea-based manufacturer and of technology products.  However, there is no definitive written agreement at this time, although the parties are still negotiating the terms and conditions of the transaction that might result in a definitive agreement. Should the Company and Park and Associates, Co. Ltd. enter into a definitive agreement and consummate the proposed transaction, there will be a change in control of the Company.

Except for the foregoing, there are no other arrangements, including any pledge by any person of the registrant’s securities, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 19, 2011, the board of directors of the Company accepted the resignation of Ms. Wanwen Su, Yanfen Su and Weiheng Cai, from from all offices of the Company held by them, effective immediately, and from their position as directors of the Company, effective as of the Effective Date.  On the same day, the board of directors of the Company appointed Mr. Taehoan Park as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately, and as its sole director, effective as of the Effective Date.

Mr. Taehoan Park, age 55, was appointed as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of January 19, 2011, and as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders. Mr. Park holds a master’s degree in electronic engineering from Konkuk University.  He has completed management courses at Yonsei University, IT-AMP training at KAIST ICU, and u-SOC training at Aju University.  Mr. Park worked at the Ministry of Information and Communication in Korea.  He was a Director of Operations at Korea Mobile Telecommunication (SK Telecom), and an Executive Director of Modern Telecom.  Mr. Park currently serves and the President and CEO of Hutech21 Co. Ltd.   Mr. Park has received accolades from the Korean Minister of Information and Communication, the Korean Minister of Commerce, Industry and Energy.  Mr. Park is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Park and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Redomicile

On January 19, 2011, the Company filed Articles of Conversion with the State of Nevada, reporting its conversion from Nevada and continuation to the British Virgin Islands (“BVI”), effective as of January 19, 2011 (the “Redomestication”).

The Redomestication was effected under BVI law, on January 19, 2011, when the Company filed a Certificate of Continuation and a Memorandum and Articles of Association with BVI Registrar of Corporate Affairs.  The Company’s board of directors and shareholders approved the continuation to the BVI on January 19, 2011 and ratified the conversion from Nevada on January 19, 2011.

A copy of each of the Certificate of Continuation, the Memorandum and Articles of Association and the Articles of Conversion, is filed as Exhibits 3.1, 3.2 and 3.3 to this current report, and is incorporated by reference herein.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the BVI Registrar of Corporate Affairs.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated January 19, 2011, by and among the Company, the Shareholders and Taehoan Park.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2011

HUTECH TECHNOLOGIES CO. LTD.

By:	/s/ Taehoan Park
Taehoan Park
Chief Executive Officer; Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the BVI Registrar of Corporate Affairs.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated January 19, 2011 by and among the Company, the Shareholders and Taehoan Park.